Exhibit 5.1

WORKLAND & WITHERSPOON, PLLC

ATTORNEYS AT LAW

714 Washington Mutual Financial Center

Peter A. Witherspoon

601 West Main Avenue

James J. Workland, Of Counsel

Gary D. Brajcich

Spokane, Washington   99201-0677

Gary C. Randall†, Of Counsel

Gregory B. Lipsker

Telephone:  (509) 455-9077

Eric J. Sachtjen*

Facsimile:  (509) 624-6441

James A. McPhee†

E-mail:  workwith@workwith.com

†Also Admitted in Idaho

Lawrence W. Garvin

*Also Admitted in Alaska

August 19, 2005

Daybreak Mines, Inc.

850 Mullan Ave.

P.O. Box 370

Wallace, Idaho 83849

Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Daybreak Mines, Inc., a Washington corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, covering an aggregate  10,000 shares (the "Shares") of the Company's Common Stock (the "Shares"), issuable pursuant to the engagement letter between this Law Firm and Daybreak Mines, Inc., dated June 21, 2005 (the “Plan”).

In connection therewith, and arriving at the opinion as expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, agreements and other instruments, certificates of officers and representatives of the Company, certificates of public officials and other documents as we have deemed necessary or appropriate as a basis for the opinion expressed herein.

In connection with our examination, we have assumed the genuineness of the signatures, the authenticity of all documents tendered to us as originals, the legal capacity of natural persons and the conformity to original documents of all documents submitted to us as certified, conformed, photostat or facsimile copies.

Based on the foregoing, and subject to the qualifications and limitations set forth herein, it is our opinion that the Shares, when issued in accordance with the Plan, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and its use as part of the Registration Statement.

We are furnishing this opinion to the Company solely for its benefit in connection with the Registration Statement.  It is not to be used, circulated, quoted or otherwise referred to for any other purpose.  Other than the Company, no one is entitled to rely on this opinion.

Very truly yours,

Workland & Witherspoon, PLLC

/s/ Gregory B. Lipsker

By: _________________________

     Gregory B. Lipsker, Esq.

     A Member of the Firm